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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       September 27, 2001
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                    Income Opportunity Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)



Nevada                                  1-14784                       75-2615944
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(State or other jurisdiction          (Commission                  (IRS Employer
of Incorporation)                     File Number)           Identification No.)



              1800 Valley View Lane, Suite 300, Dallas, Texas 75234
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   469-522-4200
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 27, 2001, Registrant purchased in one single private block transaction 75,100 shares of Registrant's Common Stock, par value $0.01 per share, at a total purchase price of $1,314,250, or $17.50 per share. Registrant then retired the total number of shares, reducing the number of shares of Common Stock outstanding to 1,438,945 shares. The shares purchased by Registrant constituted approximately 4.96% of the previous number of shares outstanding before such purchases. The purchases by Registrant are not part of any other transaction or related to any other matter.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: October 8, 2001              INCOME OPPORTUNITY REALTY INVESTORS, INC.



                                   By: /s/ Robert A. Waldman
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                                       Robert A. Waldman, Senior Vice President,
                                       General Counsel and Secretary


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